EXHIBIT 10.11(c)

WORLDSPACE, INC.

2005 INCENTIVE AWARD PLAN

RESTRICTED SHARES AGREEMENT

AGREEMENT made as of this [    ] day of [            ], [200_] (the “Date of Grant”) between WorldSpace, Inc., a Delaware corporation (hereinafter referred to as the “Corporation”), and [            ], residing at [                    ] (hereinafter referred to as the “Participant”).

W I T N E S S E T H:

WHEREAS, the Corporation desires, pursuant to the WorldSpace 2005 Incentive Award Plan (the “Plan”), to provide the Participant with an opportunity to acquire shares of Class A Common Stock, $0.01 par value, of the Corporation (the “Common Shares”), subject to adjustment as provided in the Plan (such shares of the Common Shares, as adjusted, herein being referred to as the “Shares”) on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Participant hereby agree as follows:

I. Notice of Grant

1. Terms of Grant. The Participant has been granted an Award under Article 3 of the Plan with respect to shares of Common Shares, which shares are subject to the terms, provisions and restrictions set forth in this Agreement and the Plan (the “Restricted Shares”), and as a condition to the issuance of any Restricted Shares, the Participant agrees to be bound by all the terms and conditions herein and of the Plan, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Purchase Price per Share	$0.01

Total Number of Restricted Shares Granted

Total Purchase Price	$

2. Vesting Schedule. Except as provided herein or in a written employment agreement by and between the Corporation and the Participant, subject to the Participant’s continued status as an Employee or Consultant of the Corporation, or any Subsidiary or Affiliate, and any other limitations set forth in the Plan and this Agreement, the Restricted Shares shall become vested cumulatively as to the following amounts of the number of Shares originally subject thereto (after giving effect to any adjustment pursuant to the Plan), on the dates indicated:

II. Restricted Shares Agreement

1. Definitions. For purposes of this Agreement, unless otherwise defined herein, all capitalized terms shall have the same definitions as set forth under the Plan.

2. Confirmation of Grant of Restricted Shares. Pursuant to a determination by the Committee of the Board of Directors of the Corporation authorized to administer the Plan, the Corporation, subject to the terms of the Plan and this Agreement, hereby grants to the Participant, named above, in addition to and not in lieu of salary or other compensation for services, an aggregate number of shares of Common Shares (hereinafter referred to as the “Restricted Shares”), as set forth in the Notice of Grant attached as Part I of this Agreement, subject to the restrictions set forth herein, and subject to adjustment as provided in the Plan, at the purchase price per share of Restricted Shares set forth in the Notice of Grant (the “Purchase Price”).

3. Issuance of Restricted Shares. The number of Restricted Shares granted under Part I hereof shall be recorded on the books of the Corporation in the name of the Participant. The Corporation shall instruct its stock transfer agent or other designee to place a stop transfer order on all or any portion of the Restricted Shares until such time as the restrictions thereon shall lapse and such Shares become vested. As soon as practicable after each installment of Restricted Shares vests, the Corporation shall issue (or cause to have delivered) a stock certificate to the Participant representing the number of shares so vested. In the event that the Participant shall forfeit all or any portion of the Restricted Shares, such shares which are forfeited shall automatically be transferred back to the Corporation. The Restricted Shares shall be deposited in escrow with the Secretary of the Corporation during the Restriction Period, together with a stock power endorsed by the Participant in blank (in the form designated by the Corporation).

4. Non-Transferability of Shares. (a) During the period that Restricted Shares issued under the Plan are held by the Corporation hereunder for delivery to the Participant, such Restricted Shares and the rights and privileges conferred shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt, contrary to the terms hereof, to transfer, assign, pledge, hypothecate, or otherwise so dispose of such Restricted Shares or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment, or similar process upon such Restricted Shares or the rights and privileges hereby granted, then and in any such event this Agreement and the rights and privileges hereby granted shall, except as otherwise provided herein, immediately terminate, and such Restricted

Shares shall be forfeited by the Participant and the Participant hereby authorizes the Corporation and its stock transfer agent or other designee to cause the delivery, transfer and conveyance of such Restricted Shares to the Corporation.

(b) If at any time counsel for the Corporation determines that qualification of the Restricted Shares under any state or federal securities law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the transfer of such Restricted Shares (including a sale, assignment, pledge, grant of a security interest in respect of, attachment, or disposal of the Restricted Shares in any manner, by operation of law or otherwise) or offer to transfer such Restricted Shares, the Participant shall not transfer or offer to transfer such Restricted Shares, in whole or in part, and any such attempted transfer or offer to transfer will be void and of no effect, unless and until such qualification, consent, or approval shall have been effected or obtained free of any conditions such counsel deems unacceptable.

4. Restrictive Legends. All certificates representing the Restricted Shares shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties thereto):

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE WORLDSPACE 2005 INCENTIVE AWARD PLAN (THE “PLAN”) AND THE RESTRICTED SHARES AGREEMENT (THE “AGREEMENT”) BETWEEN THE OWNER OF THE RESTRICTED SHARES REPRESENTED HEREBY AND WORLDSPACE, INC. (THE “CORPORATION”). THE RELEASE OF SUCH SHARES FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE CORPORATION. ANY TRANSFER OR ATTEMPTED TRANSFER OF SUCH SHARES IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE CORPORATION.

5. Payment of the Purchase Price. The purchase price of the Restricted Shares acquired hereunder as set forth in Part I of this Agreement shall be paid by the Participant either (i) in cash at the time of purchase, (ii) at the discretion of the Board of Directors, according to a deferred payment or other similar arrangement with the Participant, (iii) at the discretion of the Board of Directors, by services rendered or to be rendered to the Corporation, or (iv) in any legal form of consideration that may be acceptable to the Board of Directors in its discretion (the “Purchase Price”); provided, however, that if the Restricted Shares have not been previously issued, the par value per Restricted Share shall not be made by deferred payment and must be made in a form of consideration legal under Delaware General Corporation Law.

6. Dividends and Voting Rights. Except as otherwise specifically provided in this Agreement or the Plan, during the Restriction Period the Participant shall have all the rights of a shareholder of the Corporation with respect to the Restricted Shares, including without limitation the right to vote the Restricted Shares and the right to receive any dividends and distributions as the Committee may designate. Unless otherwise designated by the Committee, any such dividends and distributions shall be held in the custody of the Corporation as Retained Distributions until the Participant’s interest in the Restricted Shares become vested.

7. Effect of Lapse of Restrictions. To the extent that the Restriction Period applicable to any Restricted Shares shall have lapsed, the Participant may receive, hold, sell or otherwise dispose of such Shares free and clear of the restrictions imposed under the Plan and this Agreement.

8. Effect of Termination of Employment. Except as otherwise provided in this Agreement or a written employment agreement by and between the Corporation and the Participant, upon termination of the Participant’s status as Employee or Consultant of the Corporation, or any Subsidiary or Affiliate, for any reason during the Restriction Period, all Restricted Shares still subject to restriction shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Corporation; provided, however, that in the event of a Participant’s Disability, death, Retirement or Early Retirement, or in cases of special circumstances, if the Board of Directors, in its sole discretion, finds that a waiver would be in the best interests of the Corporation and shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision to waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Shares, then the Participant shall continue to be the owner of such Restricted Shares subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of all or any portion of the Restricted Shares pursuant this Section 4, the Corporation shall repay to the Participant (or the Participant’s estate) any amount of the Purchase Price paid by the Participant for such Restricted Shares, and the Participant shall have no claim or right in or to any such forfeited Shares. The Corporation shall, as necessary, issue a new certificate representing only that number of shares that is equal to those Restricted Shares that are vested as of the date of the Participant’s termination. In the event that the Corporation requires a return of Restricted Shares, it shall also have the right to require the return of all dividends, distributions or Dividend Equivalents paid on such Restricted Shares, whether by termination of any escrow arrangement under which any Retained Distributions are held or otherwise.

9. Lock-Up Period. Participant hereby agrees that, if so requested by the Corporation or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Corporation under the Securities Act, Participant shall not sell or otherwise transfer any Shares or other securities of the Corporation during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Corporation) (the “Market Standoff Period”) following the effective date of a registration statement of the Corporation filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Corporation to become effective under the Securities Act that includes securities to be sold on behalf of the Corporation in an underwritten public offering under the Securities Act. The Corporation may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of the Market Standoff Period.

10. Registration. The shares of Common Shares subject the Award hereto may not be registered under the Securities Act of 1933, as amended, and, if required upon the request of counsel to the Corporation, the Participant will give a representation as to his or her investment intent with respect to such shares prior to their issuance. The Corporation may register or qualify the shares subject to this Award pursuant to the Securities Act of 1933, as amended, at any time.

11. Payment of Withholding. (a) The Corporation shall not be required to issue or deliver any certificate or certificates for shares of its Common Shares in connection with this Award prior to the payment to the Corporation, upon its demand, of any amount requested by the Corporation for the purpose of satisfying its obligation, if any, to withhold federal, state, local or foreign income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the transfer of Shares thereupon. Such payment shall be made by the Participant in cash or, with the consent of the Committee, by tendering to the Corporation shares of Common Shares equal in value to the minimum amount of the required withholding. Participant acknowledges and agrees that the Corporation may provide for the payment of any such taxes through withholding from the Participant’s salary, reduction of the number of shares of Common Shares or other securities to be issued, or otherwise.

12. Tax Consequences. The acquisition and vesting of the Restricted Shares may have adverse tax consequences to the Participant. The Participant may mitigate or exacerbate such tax consequences by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”). Such election must be filed within thirty (30) days after the Date of Grant of the Award. THE PARTICIPANT ACKNOWLEDGES THAT IT IS HIS OR HER OWN RESPONSIBILITY, AND NOT THE CORPORATION’S, TO DETERMINE WHETHER A SECTION 83(b) ELECTION IS APPROPRIATE FOR THE PARTICIPANT’S SITUATION. IF THE PARTICIPANT DECIDES TO FILE A SECTION 83(b) ELECTION, THE PARTICIPANT ACKNOWLEDGES THAT IT IS HIS OR HER OWN RESPONSIBILITY, AND NOT THE CORPORATION’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF THE PARTICIPANT REQUESTS THE CORPORATION TO MAKE THE FILING ON HIS OR HER BEHALF.

13. Approval of Counsel. The issuance and delivery of shares of Common Shares pursuant to this Award shall be subject to approval by the Corporation’s counsel of all legal matters in connection therewith, including, but not limited to compliance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the requirements of any shares exchange upon which the Common Shares may then be listed.

14. Reservation of Shares. Unless the Common Shares are readily tradable on a generally recognized securities market, the Corporation shall at all times during the term of this Award reserve and keep available such number of shares of the Common Shares as will be sufficient to satisfy the requirements of this Agreement.

15. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to them at 2400 N Street, N.W., Washington, D.C. 20037, Attn: Corporate Secretary. All notices to the Participant shall be addressed to the Participant or such other person or persons at the Participant’s address above specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

16. Designation of Beneficiary. The Participant may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of the Participant.

17. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Corporation. All obligations imposed upon the Participant and all rights granted to the Corporation under this Agreement shall be binding upon the Participant’s heirs, legal representatives and successors.

18. Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

19. Governing Law. This Agreement will be construed and governed in accordance with the laws of the State of Delaware.

20. No Guarantee of Employment. Nothing contained in this Agreement shall be construed as (a) a contract of employment between the Participant and the Corporation or any Subsidiary or Affiliate, (b) as a right of the Participant to be continued in the employ of the Corporation or of any Subsidiary or Affiliate, or (c) as a limitation of the right of the Corporation or of any Subsidiary or Affiliate to discharge the Participant at any time, with or without cause.

21. Amendment. This Agreement may be amended in accordance with the Plan without the consent of the Participant, provided that no amendment of this Agreement shall reduce or diminish the value of this Award without the consent of the Participant.

22. Incorporation of Terms of Plan. This Agreement shall be interpreted under, and subject to, all of the terms and provisions of the Plan, which are incorporated herein by reference, and shall be further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan will control.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries and the Participant has hereunto set his or her hand all as of the date, month and year first above written.

WorldSpace, Inc.

By:
Name: Title:

[Name of Participant]

Social Security Number

.

ATTEST:

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